Exhibit 8.1

List of Significant Subsidiaries and VIEs of the Registrant

Subsidiaries	Place of Incorporation
BCPE Bridge Stack Holdco Limited	Cayman
Stack Midco Limited	Cayman
BCPE Stack ZJK Limited	Cayman
Integral Investments South Asia III	Mauritius
BC Asia Investments V Limited	Mauritius
BC Asia Investments IV Limited	Mauritius
BC Asia Investments VI Limited	Mauritius
Bridge DC Trust	Singapore
BDC Assetco Pte. Ltd.	Singapore
BDC (India) Holdco Pte. Ltd.	Singapore
BDC (Malaysia) Holdco Pte. Ltd.	Singapore
Bridge Data Centres Malaysia Holdings Sdn. Bhd.	Malaysia
Bridge Data Centres Malaysia Sdn. Bhd.	Malaysia
Bridge Data Centres Malaysia Holdings II Sdn. Bhd.	Malaysia
Bridge Data Centres Malaysia Holdings III Sdn. Bhd.	Malaysia
Bridge Data Centres Malaysia III Sdn. Bhd.	Malaysia
Bridge Data Centres Malaysia IV Sdn. Bhd.	Malaysia
Bridge Datacentres (Mumbai) LLP	India
Stack HK Limited	Hong Kong
Suzhou Stack Data Technology Co., Ltd.	PRC
Suzhou Sidake Data Science and Technology Co., Ltd.	PRC
Chindata (Xiamen) Science and Technology Co., Ltd.	PRC
Chindata (Hebei) Co., Ltd.	PRC
Hebei Stack Data Technology Investment Co., Ltd.	PRC
Huailai Qinhuai Data Technology Co., Ltd.	PRC
Huailai Qinhuai Data Science and Technology Co., Ltd.	PRC
Huailai Sidahui Data Co., Ltd.	PRC
Huailai Sidayuan Data Co., Ltd.	PRC
Huailai Sidage Data Co., Ltd.	PRC
Huailai Sidake Data Co., Ltd.	PRC
Huailai Sidarui Data Co., Ltd.	PRC
Huailai Sidasheng Data Co., Ltd.	PRC
Huailai Sidaming Data Co., Ltd.	PRC
Huailai Sidayu Data Co., Ltd.	PRC
Huailai Sidazhi Data Science and Technology Co., Ltd.	PRC
Nantong Stack Data Technology Co., Ltd.	PRC
Jiangsu Sidage Data Science and Technology Co., Ltd.	PRC
Nantong Sidake Data Co., Ltd.	PRC
Chindata (Jiangsu) Science and Technology Co., Ltd.	PRC
Datong Qinshu Information Technology Co., Ltd.	PRC
Datong Sidake Data Co., Ltd.	PRC
Datong Sidage Data Co., Ltd.	PRC
Sidage Investment (Shanghai) Co., Ltd.	PRC
Sidake Data Science and Technology (Shanghai) Co., Ltd.	PRC
Chindata (Shanghai) Data Science and Technology Co., Ltd.	PRC
Zhangjiakou Sidake Data Co., Ltd.	PRC
Zhangjiakou Sinan Data Co., Ltd.	PRC
Huailai Sidadong Data Co., Ltd.	PRC
Nantong Sidajie Information Technology Co., Ltd.	PRC
Zhangjiakou Siyue Data Co., Ltd.	PRC
Huailai Sidazheng Data Co., Ltd.	PRC
Huailai Sidahua Data Co., Ltd.	PRC
Huailai Sidaduo Data Co., Ltd.	PRC
Beijing Zhonghuanyutong Architectural Design Co., Ltd.	PRC
Datong Sidayun Data Co., Ltd.	PRC

Datong Sidachen Data Co., Ltd.	PRC
Datong Sidawen Data Co., Ltd.	PRC
Datong Sidahao Data Co., Ltd.	PRC
Datong Sidayu Data Co., Ltd.	PRC
Nantong Sidayun Information Technology Co., Ltd.	PRC
Zhangjiakou Siyun Data Co., Ltd.	PRC
Huailai Sidaxin Data Co., Ltd.	PRC
Huailai Sidahao Data Co., Ltd.	PRC
Huailai Sidajun Data Co., Ltd.	PRC
Huailai Sidaqi Data Co., Ltd.	PRC
Huailai Sidashi Data Co., Ltd.	PRC
Datong Qinhuai Data Co., Ltd.	PRC
Datong Sidatai Data Co., Ltd.	PRC
Datong Sidaying Data Co., Ltd.	PRC
Datong Sidayi Data Co., Ltd.	PRC
Datong Sidajing Data Co., Ltd.	PRC

Consolidated Variable Interest Entities	Place of Incorporation
Sitan (Beijing) Data Science and Technology Co., Ltd.	PRC
Hebei Qinshu Information Science and Technology Co., Ltd.	PRC

Subsidiaries of Consolidated Variable Interest Entities	Place of Incorporation
Chindata (Shenzhen) Co., Ltd.	PRC
Chindata (Beijing) Co., Ltd.	PRC
Sidake Hebei Data Science and Technology Co., Ltd.	PRC
Datong Sitan Data Science and Technology Co., Ltd.	PRC
Datong Qinling Information Science and Technology Co., Ltd.	PRC
Huailai Qinyuan Information Science and Technology Co., Ltd.	PRC
Huailai Qinrui Information Science and Technology Co., Ltd.	PRC
Huailai Qinsang Information Science and Technology Co., Ltd.	PRC
Huailai Sida Data Science and Technology Co., Ltd.	PRC
Jiangsu Qintong Data Science and Technology Co., Ltd.	PRC
Zhangjiakou Qinming Information Science and Technology Co., Ltd.	PRC

2